                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                           Amendment No. 1 to Form 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported): May 22, 1996
                                                           ------------


                      LEXINGTON CORPORATE PROPERTIES, INC.
- --------------------------------------------------------------------------------
             (Exact Name of Registrant as specified in its charter)



          MARYLAND                      1-12386                  13-3717318
- --------------------------------------------------------------------------------
(State or other jurisdiction        (Commission File            (IRS Employer
      of incorporation)                  Number)             Identification No.)



                 355 LEXINGTON AVENUE, NEW YORK, NEW YORK 10017
- --------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



              Registrant's telephone number, including area code:
                                 (212) 692-7260
- --------------------------------------------------------------------------------



                                 NOT APPLICABLE
- --------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2.    Acquisition or Disposition of Assets

           Pursuant to a Contribution Agreement dated as of May 22, 1996 (the "Contribution Agreement"), Lexington Northwest Trust, a New York grantor trust wholly owned by Lepercq Corporate Income Fund L.P. ("LCIF"), a real estate partnership organized under the laws of the state of Delaware and a subsidiary of Lexington Corporate Properties, Inc. (the "Registrant"), acquired a 295,000 square foot, four story office building and 600 car parking garage located in Salt Lake City, Utah (the "Building") from Red Butte Creek Associates, a limited partnership organized under the laws of the state of Utah ("Red Butte"), through an exchange (the "Exchange") for LCIF partnership units (the "Units" and each a "Unit").

           The Building is leased to Northwest Pipeline Corporation (the "Tenant") under a triple net lease which expires on September 30, 2009 and is subject to two renewal options for a total of 19 additional years. The Exchange will not affect the terms of the Building lease. The land on which the Building is located (the "Property") is owned by the University of Utah, which leases the Property to the Tenant. The Tenant subleases the Property to the Registrant for a term which is coextensive with the building lease.

           In connection with the Exchange, the Registrant effected the following:

                (i) The Registrant transferred to Red Butte an aggregate of 1,715,295 limited partnership Units in LCIF. Each Unit is exchangeable for one share of the Registrant's Common Stock (the "Common Stock") beginning May 22, 1998, and annually on each January 15 thereafter beginning on January 15, 1999. The holders of the Units will be entitled to quarterly cash distributions of $0.66 per Unit per annum, increasing to $1.08 per Unit per annum by January 1, 1998, subject to downward adjustments based on the annual dividend rate for shares of the Registrant's Common Stock. The number of LCIF Units exchanged for the Building was determined based on a valuation of the Building of $56,395,499 (determined based upon a discounting of the after-tax cash flow at approximately 6.5%, net of the Notes (as defined) assumed by Lexington Northwest Trust and taking into account amounts paid to The LCP Group, L.P. ("LCP") in connection with its management arrangements and its disposition fee).

                (ii) The Registrant agreed to assume two mortgage notes to which the Building is subject (the "Notes" and each a "Note"). The first Note had an outstanding principal balance of $13,951,288 on March 31, 1996, matures on October 1, 2005 and bears interest at a rate of 7.8676% per annum. The second Note had an outstanding principal balance of $23,446,355 on March 31, 1996, matures on October 1, 2005 and bears interest at a rate of 12.9% per annum. The second Note may be refinanced on October 1, 1997.

                (iii) In addition to the Units transferred to Red Butte, the Registrant transferred to LCP and Richard J. Rouse, a principal of LCP, 114,006 LCIF Units in exchange for LCP's contribution of its right to receive certain management fees that would have been payable had current management arrangements remained in effect and LCP's right to a 2% disposition fee upon the ultimate disposition of the Building. The Registrant also transferred to LCP 9,000 shares of the Registrant's Common Stock, par value $.0001 per share, in exchange for accrued but unpaid management fees.

           Barnes Properties, Inc. and Barnshore Associates, the general partners of Red Butte, are affiliates of the Registrant. Barnes Properties, Inc. is a wholly-owned subsidiary of LCP, which is wholly-owned by E. Robert Roskind, Co-Chief Executive Officer of the Registrant and Chairman of the Registrant's Board of Directors. Barnshore Associates is partly owned by Mr. Roskind and Richard J. Rouse, Co-Chief Executive Officer of the Registrant and Vice-Chairman of its Board of Directors.


Item 7.    Financial Statements, Pro Forma Information and Exhibits.

           (a)  Financial statements of properties acquired.

                      Red Butte Creek Associates Financial Statements for the years ended December 31, 1995 and 1994 (audited) and for the three month period ended March 31, 1996 (unaudited).

                      Notes to Financial Statements.

           (b)  Pro forma financial information.

                      Lexington Corporate Properties, Inc. and Consolidated Subsidiaries Pro Forma Financial Statements for the year ended December 31, 1995.

                      Notes to Pro Forma Financial Statements

           (c)  Exhibits.

           2.1 Contribution Agreement, dated as of May 22, 1996, among Red Butte Creek Associates, Lepercq Corporate Income Fund L.P., Lex GP-1, Inc., The LCP Group, L.P., Richard J. Rouse and Lexington Northwest Trust.*

           4.1 Fourth Amended and Restated Agreement of Limited Partnership of Lepercq Corporate Income Fund, L.P.*

           20.1 Press Release by Lexington Corporate Properties, Inc., dated March 23, 1996.*



- ---------------------------

*  Previously filed.

                 INDEX TO FINANCIAL STATEMENTS




                                                                    Sequentially
                                                                      Numbered
                      Description                                       Page
                      -----------                                       ----
Red Butte Creek Associates Financial Statements for the years             5
ended December 31, 1995 and 1994 (audited) and for the three month period ended March 31, 1996 (unaudited).

Notes to Financial Statements.                                           10

Lexington Corporate Properties, Inc. and Consolidated
Subsidiaries Pro Forma Financial Statements for the year ended
December 31, 1995.                                                       15

Notes to Pro Forma Financial Statements

                          INDEPENDENT AUDITORS' REPORT

The Partners
Red Butte Creek Associates:

We have audited the accompanying balance sheets of Red Butte Creek Associates (a Utah Limited Partnership) as of December 31, 1995 and 1994, and the related statements of operations, changes in partners' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Red Butte Creek Associates as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                             KPMG Peat Marwick LLP

New York, New York
May 28, 1996

                           RED BUTTE CREEK ASSOCIATES
                          (A Utah Limited Partnership)

                                 Balance Sheets

                                                 March 31,                   December 31,
                                                 ---------                   ------------
                                                   1996                1995                  1994
                                                   ----                ----                  ----
                                                (unaudited)

          ASSETS

Real estate, at cost (note 4):
    Buildings and building improvements        $ 34,912,630        $ 34,912,630        $ 34,912,630
    Less accumulated depreciation                12,146,689          11,928,485          11,055,669
                                               ------------        ------------        ------------
                                                 22,765,941          22,984,145          23,856,961
                                               ------------        ------------        ------------

Deferred expenses:
    Mortgage refinancing costs                      342,296             342,296             342,296
    Lease negotiation fee                            76,000              76,000              76,000
                                               ------------        ------------        ------------
                                                    418,296             418,296             418,296

    Less accumulated amortization                   217,589             212,606             192,676
                                               ------------        ------------        ------------
                                                    200,707             205,690             225,620

Cash and cash equivalents                            74,797              18,388              87,674
Due from lender                                     437,254             437,254               8,488
                                               ------------        ------------        ------------

                                               $ 23,478,699        $ 23,645,477        $ 24,178,743
                                               ============        ============        ============


       LIABILITIES AND PARTNERS' DEFICIT

Mortgage notes payable (note 3)                $ 37,397,643        $ 37,956,078        $ 38,500,000
Accounts payable and accrued expenses                10,470               9,494               9,494
Due to affiliates (note 5)                        1,049,933           1,028,683           1,028,683
                                               ------------        ------------        ------------
                                                 38,458,046          38,994,255          39,538,177

Partners' deficit                               (14,979,347)        (15,348,778)        (15,359,434)
                                               ------------        ------------        ------------

                                               $ 23,478,699        $ 23,645,477        $ 24,178,743
                                               ============        ============        ============



See accompanying notes to financial statements.

                           RED BUTTE CREEK ASSOCIATES
                          (A Utah Limited Partnership)

                            Statements of Operations

                                                  Three Months
                                                 Ended March 31,                Years Ended December 31,
                                                 ---------------                ------------------------
                                              1996            1995              1995                1994
                                              ----            ----              ----                ----
                                                   (unaudited)

Revenues:
    Rental income (note 4)                $2,091,723        $1,270,897        $5,904,421        $5,071,253
    Interest income                            1,430             1,089             2,486             1,434
                                          ----------       -----------        ----------       -----------

                                           2,093,153         1,271,986         5,906,907         5,072,687
                                          ----------       -----------        ----------       -----------

Expenses:
    Interest on mortgage
       notes (note 3)                      1,045,488         1,211,667         4,695,003         4,846,669
    Depreciation                             218,204           218,204           872,816           872,816
    Amortization:
       Mortgage refinancing costs              4,279             4,279            17,115            17,115
       Lease negotiation fee                     704               704             2,815             2,815
    Ground rent (note 4)                      50,545            50,545           202,180           189,846
    Management fee (note 5)                   21,250            21,250            85,000            85,000
    Other                                      2,732             2,400             2,640             2,275
                                          ----------       -----------        ----------       -----------

                                           1,343,202         1,509,049         5,877,569         6,016,536
                                          ----------       -----------        ----------       -----------

                  Net income (loss)       $  749,951       $  (237,063)       $   29,338       $  (943,849)
                                          ==========       ===========        ==========       ===========



See accompanying notes to financial statements.

                           RED BUTTE CREEK ASSOCIATES
                          (A Utah Limited Partnership)

                   Statements of Changes in Partners' Deficit

                                                                     Limited Partners
                                                          ---------------------------------------      General
                                          Total           Special         Class A         Class C      Partners
                                          -----           -------         -------         -------      --------

Partners' deficit
    at December 31, 1993            $  (14,380,761)  $  (1,105,760)  $  (11,051,389) $  (1,586,283) $  (637,329)

Cash distributions                         (34,824)         (2,390)         (28,078)        (4,356)     -

Net loss                                  (943,849)        (85,119)        (704,579)      (129,719)     (24,432)
                                      ------------     -----------     ------------    -----------     --------

Partners' deficit
    at December 31, 1994               (15,359,434)     (1,193,269)     (11,784,046)    (1,720,358)    (661,761)

Cash distributions                         (18,682)         (1,323)         (15,064)        (2,295)     -

Net income (loss)                           29,338         (28,083)          74,887         (2,757)     (14,709)
                                      ------------     -----------     ------------    -----------     --------

Partners' deficit
    at December 31, 1995               (15,348,778)     (1,222,675)     (11,724,223)    (1,725,410)    (676,470)

Cash distributions                        (380,520)        (23,457)        (320,575)       (36,488)     -

Net income                                 749,951          36,499          613,499         96,202        3,751
                                      ------------     -----------     ------------    -----------     --------

Partners' deficit
    at March 31, 1996 (unaudited)   $  (14,979,347)  $  (1,209,633)  $  (11,431,299) $  (1,665,696) $  (672,719)
                                      ============     ===========     ============    ===========     ========



See accompanying notes to financial statements.

                           RED BUTTE CREEK ASSOCIATES
                          (A Utah Limited Partnership)

                            Statements of Cash Flows

                                                         Three Months
                                                         Ended March 31,                Years Ended December 31,
                                                         ---------------                ------------------------
                                                    1996             1995               1995               1994
                                                    ----             ----               ----               ----
                                                 (Unaudited)      (Unaudited)

Cash flows from operating activities:
    Net income (loss)                          $   749,951        $  (237,063)       $    29,338        $  (943,849)
                                               -----------        -----------        -----------        -----------
    Adjustments to reconcile net
       income (loss) to net cash
       provided by operating activities:
          Depreciation                             218,204            218,204            872,816            872,816
          Amortization                               4,983              4,983             19,930             19,930
          (Increase) decrease in due
              from lender                               --               (197)          (428,766)                11
          Increase (decrease) in
              accounts payable and
              accrued expenses                         976                 --                 --             (5,887)
          Increase in due to affiliates             21,250             21,250                 --             68,426
                                               -----------        -----------        -----------        -----------

              Total adjustments                    245,413            244,240            463,980            955,296
                                               -----------        -----------        -----------        -----------

              Net cash provided by

                  operating activities             995,364              7,177            493,318             11,447
                                               -----------        -----------        -----------        -----------

Cash flows from financing activities:
    Distributions to partners                     (380,520)                --            (18,682)           (34,824)
    Principal payments on
       mortgage notes payable                     (558,435)                --           (543,922)                --
                                               -----------        -----------        -----------        -----------

              Net cash used by
                  financing activities            (938,955)                --           (562,604)           (34,824)
                                               -----------        -----------        -----------        -----------

Net increase (decrease) in cash
    and cash equivalents                            56,409              7,177            (69,286)           (23,377)

Cash and cash equivalents at
    beginning of year                               18,388             87,674             87,674            111,051
                                               -----------        -----------        -----------        -----------

Cash and cash equivalents
    at end of year                             $    74,797        $    94,851        $    18,388        $    87,674
                                               ===========        ===========        ===========        ===========

Supplemental disclosure of cash flow
    information:
    Cash paid during the
       year for interest                       $ 1,045,488        $ 1,211,667        $ 4,695,003        $ 4,846,669
                                               ===========        ===========        ===========        ===========


See accompanying notes to financial statements.

                           RED BUTTE CREEK ASSOCIATES
                          (A Utah Limited Partnership)

                          Notes to Financial Statements

                           March 31, 1996 (Unaudited),
                           December 31, 1995 and 1994




(1)    ORGANIZATION

       Red Butte Creek Associates (the "Partnership") was formed on January 15, 1980 under the Uniform Limited Partnership Act of the State of Utah for the purposes of acquiring a leasehold interest in a parcel of land and a partially completed structure, and developing, owning and leasing this structure (the "Structure"). Subsequently, an addition to the Structure (the "Addition") was planned and constructed during 1981 and 1982.

       The general partners of the Partnership are Barnes Properties, Inc. and Barnshore Associates (collectively, the "General Partners"). Barnes Properties, Inc. is a wholly owned subsidiary of the LCP Group, L.P. ("LCP"), and its officers and directors are all employees of LCP or its affiliates. Barnshore Associates is a partnership comprised of eight individual partners, four of whom are employees of LCP or its affiliates.

       The Partnership Agreement provides for the issuance of four Special Limited Partnership Units (the "Special Units") and forty Class A Limited Partnership Units (the "Class A Units"). The agreement also provides for the issuance, in certain circumstances, of Class B and Class C Limited Partnership Units.

       The Special Units and Class A Units were sold in 1980 and 1981 for $232,500 and $185,250 per unit, respectively. In 1981, the General Partners agreed to construct the Addition at a cost of $5,000,000. Under the terms of the Partnership Agreement, the Partnership exercised its right to raise equity funds in connection with the Addition by selling "Class C Limited Partnership Interests". In 1982, $1,540,000 of Class C limited partnership interests were sold. Contributions consisted of cash and non-interest-bearing promissory notes (the "Contribution Notes").

       As the final completion cost of the original Structure, excluding the Addition, exceeded $28,000,000, the Special and Class A Limited Partners were each required to make additional capital contributions to the Partnership of $23,125 and $11,562, respectively.

       The Partnership Agreement provides that all profits, losses and cash distributions from operations are to be allocated 90% to the Class A Limited Partners, 9% to the Special Limited Partners and 1% to the General Partners, except that the Class C Limited Partners are entitled to all of the Limited Partners' share (i.e., 99%) of cash flow, profits and losses allocable to the Addition.

       The General Partners have allocated the portion of the profits or losses and cash distributions to the Addition according to the percentage that the total costs of the Addition bears to the entire Property cost. If the original structure and the Addition are sold or refinanced as one property, the net proceeds shall be allocated between the Class C Limited Partners and the other classes of Limited Partners on the basis of the relative fair market values of the original structure and the Addition.


                                                                     (Continued)

                           RED BUTTE CREEK ASSOCIATES
                          (A Utah Limited Partnership)

                          Notes to Financial Statements



 (2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       BASIS OF ACCOUNTING

       The financial statements of the Partnership have been prepared on the accrual basis of accounting.

       AMORTIZATION OF DEFERRED EXPENSES

       The mortgage refinancing costs are being amortized on a straight-line basis over the twenty year term of the mortgage notes.

       The lease negotiation fee is being amortized on a straight-line basis from the completion of construction to the end of the 27 year lease term.

       INCOME TAX

       No provision has been made for income taxes since any such liability is the liability of the individual partners.

       RENTAL INCOME

       In accordance with the Financial Accounting Statements Board's Statement of Financial Accounting Standards ("SFAS") No. 13, the net lease is accounted for as an operating lease.

       CASH EQUIVALENTS

       As of December 31, 1994, cash equivalents of $58,762 consisted of money market funds. The Partnership considers all highly liquid debt and security instruments with original maturities of three months or less to be cash equivalents.

       CASH AND DUE FROM LENDER

       The Partnership's financial instruments that are exposed to concentrations of credit risk consist of cash and due from lender. The Partnership places its cash with high credit quality institutions. At times such amounts may be in excess of the FDIC insurance limit.



                                                                     (Continued)

                           RED BUTTE CREEK ASSOCIATES
                          (A Utah Limited Partnership)

                          Notes to Financial Statements


(2), CONTINUED

       FAIR VALUE OF FINANCIAL INSTRUMENTS

       SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The Partnership's cash, due from lender, mortgage notes payable, due to affiliates and accounts payable and accrued expenses are carried at cost, which approximates fair value.

       USE OF ESTIMATES

       Management of the Partnership has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.


(3)    MORTGAGE NOTES PAYABLE

       On November 13, 1985, a refinancing of the original permanent mortgage notes occurred. Nonrecourse permanent financing was provided by five insurance companies. The nonrecourse permanent financing assumed by the Partnership totaled $38,500,000 and is summarized in the following table:

                                                  Original           Balance        Current
                                                 Loan Amount        12/31/95     Interest Rate
                                                 -----------        --------     -------------
       John Hancock Mutual Life                 $  14,437,500      14,196,762       7.868%
       AT & T Master Pension Trust                  5,013,021       4,949,858       12.90
       Sun Life Assurance Company (US)              5,013,021       4,949,858       12.90
       Sun Life Assurance Company                   1,002,604         989,970       12.90
       Minnesota Mutual Life                        5,013,021       4,949,858       12.90
       National Home Life Assurance Co.             5,013,021       4,949,858       12.90
       John Hancock Mutual Life                     3,007,812       2,969,914       12.90
                                                -------------      ----------

                                                $  38,500,000      37,956,078
                                                =============      ==========

       Of the $38,500,000 total original loan balance, $14,437,500 payable to John Hancock is evidenced by adjustable rate secured notes that bore interest at 12.07% per annum through October 1, 1995 subject to adjustment based on ten-year Treasury rates then in effect. On October 1, 1995, the interest rate was adjusted to 7.868% per annum. The rate on the remaining balance of the mortgage notes is fixed for their 20-year term and if any of these Notes are prepaid prior to October 1, 1997, they are subject to a 4% prepayment penalty.


                                                                     (Continued)

                           RED BUTTE CREEK ASSOCIATES
                          (A Utah Limited Partnership)

                          Notes to Financial Statements


(3), CONTINUED

       These mortgage notes are payable in 80 quarterly installments, of which the first 40 quarterly installments were interest only and the following 40 quarterly installments are to include equal payments of combined principal and interest in the amount of $1,603,923. The entire unpaid balance of the principal amount, together with accrued interest thereon, shall be due and payable October 1, 2005. The principal payments due in each of the next five years, are as follows:

       For the year ending December 31,
                         1996                             $   2,324,964
                         1997                                 2,584,752
                         1998                                 2,875,257
                         1999                                 3,200,274
                         2000                                 3,564,088
                         Thereafter                          23,406,743
                                                          -------------
                                                          $  37,956,078
                                                          =============

 (4)   REAL ESTATE

       ACQUISITION OF PROPERTY

       On January 15, 1980 the Partnership acquired from Northwest Land Company ("NLC"), a wholly owned subsidiary of Northwest Energy Corporation ("NEC"), a leasehold interest on approximately 20 acres of land located in the University of Utah Research Park, Salt Lake City, Utah. The land is owned by the University of Utah and is leased by the University to NLC under a long-term net ground lease with a remaining term of approximately 23 years and a 10 year renewal option. The buildings constructed on the site, consisting of an office building and parking garage, are owned by the Partnership until the expiration of the ground lease (including the renewal option), at which time title will be transferred to the University without compensation to the Partnership. Under the site sublease agreement, the Partnership was originally obligated to pay to NLC a minimum annual ground lease rental of $100,932, subject to adjustment every three years to reflect increases in the Consumer Price Index ("CPI"). The first such increase became effective in 1982. The most recent increase became effective in 1994, thereby increasing the annual rent to $202,180.

       FACILITY LEASE

       The property is leased under a net lease to Northwest Pipeline Corporation ("NPC") to be used as a corporate headquarters by NEC and its subsidiaries, including NPC. The Partnership and NPC restated and amended their lease agreement as of January 28, 1982, whereby the Partnership leased its interest in the Property to NPC for a period of 27 years commencing October 1, 1982, with the option of two renewal terms of nine and ten years.


                                                                     (Continued)

                           RED BUTTE CREEK ASSOCIATES
                          (A Utah Limited Partnership)

                          Notes to Financial Statements


(4), CONTINUED

       NPC has the option to purchase the Partnership's interest in the Property at the expiration of the basic 27 year term at a price equal to the fair value of the Property as encumbered by the ground and facility leases. Further, NPC has the option to purchase all building improvements at the end of each renewal term for a price equal to the fair market value of the Property, as encumbered by the ground and facility leases. NPC has a right of first refusal if the Partnership wishes to sell its interest in the Property during the lease term.

       As a result of the refinancing on November 13, 1985 discussed in note 3, the Partnership and NPC restated and amended their facility lease agreement as of November 1, 1985.

       MINIMUM FUTURE RENTALS

       The estimated minimum future rentals under the facility lease and site sublease, not taking into consideration future renewals and adjustments to reflect increases in the CPI, as of December 31, 1995, are as follows:

                         Facility Lease       Site Sublease            Total
                         --------------       -------------            -----
       1996               $  8,164,712         $    202,180         $  8,366,892
       1997                  8,266,357              202,180            8,468,537
       1998                  8,571,292              202,180            8,773,472
       1999                  8,571,292              202,180            8,773,472
       2000                  8,571,292              202,180            8,773,472
       Thereafter           65,190,853            3,588,695           68,779,548
                          ------------         ------------         ------------
                          $107,335,798         $  4,599,595         $111,935,393
                          ============         ============         ============

 (5)   RELATED PARTY TRANSACTIONS

       For performing all administrative functions of the Partnership, an affiliate of a General Partner receives an annual fee of $85,000. Commencing on the date that limited partners were admitted to the Partnership and continuing through the original term of the facility lease, the greater of (i) $12,400 or (ii) one-half of the Partnership's net cash flow for any calendar year, will be applied to payment of the management fee for such year, the amount determined under part (ii) of this paragraph (a) not to exceed $85,000 for any year; and (b) during the renewal terms of the facility lease the greater of (i) $12,400 or (ii) one-half of the Partnership's net cash flow for any calendar year, will be applied towards payment of the management fee for such year plus 4% of any portions of the fee accrued in earlier years and then remaining unpaid.

       To the extent that the management fee is not paid in full in any year, the unpaid portion(s) thereof shall accumulate and become a liability of the Partnership. In the event of a sale or refinancing of the Structure, all unpaid management fees shall be immediately due and payable in full, and shall be paid out of the net proceeds of such sale or refinancing. The accrued liability for unpaid management fees amounted to $1,028,683 at December 31, 1995 and 1994.

                      LEXINGTON CORPORATE PROPERTIES, INC.
                          AND CONSOLIDATED SUBSIDIARIES
                         PRO FORMA FINANCIAL STATEMENTS
                                DECEMBER 31, 1995


The following pro forma financial statements of Lexington Corporate Properties, Inc. and Consolidated Subsidiaries ("Lexington," or the "Company") and Red Butte Creek Associates ("Red Butte Creek," or the "Partnership") (together, the "Consolidated Company") have been prepared by combining the historical financial statements of the Company and the Partnership, adjusted to give effect to the acquisition of the Partnership by the Company. The accompanying pro forma financial statements for the Consolidated Company, consisting of a pro forma balance sheet as of December 31, 1995 and a pro forma statement of income for the year ended December 31, 1995, have been prepared as if the acquisition had been consummated as of January 1, 1995.

These pro forma financial statements of the Consolidated Company must be read in conjuction with the historical financial statements of the Company and the Partnership. These pro forma financial statements do not purport to be indicative of the financial position or results of operations which might have occurred had the acquisition been consummated on January 1, 1995, or which may be expected to occur in the future.

       LEXINGTON CORPORATE PROPERTIES, INC. AND CONSOLIDATED SUBSIDIARIES
                        PRO FORMA COMBINED BALANCE SHEET
                                DECEMBER 31, 1995

                                  |---------- Historical ----------|                                Pro Forma
                                   Lexington         Red Butte Creek          Combined             Adjustments       Pro Forma
                                   ---------         ---------------          --------             -----------       ---------
Assets:
Real estate, at cost:
   Buildings and building
     improvements                $ 196,431,021        $  34,912,630        $ 231,343,651        $  33,798,845 (1)  $ 265,142,496
   Land                             34,287,129                                34,287,129                              34,287,129
   Land improvements                 2,830,339                                 2,830,339                               2,830,339
   Fixtures and equipment           10,674,288                                10,674,288                              10,674,288
                                 ----------------------------------------------------------------------------      -------------

                                   244,222,777           34,912,630          279,135,407           33,798,845        312,934,252

Less:  accumulated depreciation    (43,715,721)         (11,928,485)         (55,644,206)          (1,236,543)(2)    (56,880,749)
                                 ----------------------------------------------------------------------------      -------------

                                   200,507,056           22,984,145          223,491,201           32,562,302        256,053,503

Cash                                 2,588,515               18,388            2,606,903                               2,606,903
Restricted cash                      3,464,554                                 3,464,554                               3,464,554
Deferred expenses, net               3,753,553              205,690            3,959,243                               3,959,243
Rent receivalbe                      7,701,420                                 7,701,420                               7,701,420
Escrow deposits                        654,400                                   654,400                                 654,400
Other assets                         2,376,611              437,254            2,813,865              103,500 (4)      2,917,365
Investment in partnerships             170,127                                   170,127                                 170,127
                                 ----------------------------------------------------------------------------      -------------
                                 $ 221,216,236        $  23,645,477        $ 244,861,713        $  32,665,802      $ 277,527,515
                                 ============================================================================      =============

Liabilities and
Stockholders' Equity:
Mortgage notes payable           $ 121,249,633        $  37,956,078        $ 159,205,711        $                  $ 159,205,711
Accrued interest payable               440,788                                   440,788                                 440,788
Accounts payable and
  other liabilities                    558,617            1,038,177            1,596,794              (85,000)(3)      1,511,794

Subordinated notes payable,
  inluding accrued interest          1,973,241                                 1,973,241                               1,973,241
Minority interests, net                475,846                                   475,846              876,556 (5)      1,352,402
                                 ----------------------------------------------------------------------------      -------------
                                   124,698,125           38,994,255          163,692,380              791,556        164,483,936
                                 ----------------------------------------------------------------------------      -------------

Stockholders' equity                96,518,111                                96,518,111              103,500 (4)    113,043,579
                                                                                                   17,298,524 (7)
                                                                                                     (876,556)(5)

Partners' capital                                       (15,348,778)         (15,348,778)          33,798,845 (1)
                                                                                                   (1,236,543)(2)
                                                                                                       85,000 (3)
                                                                                                  (17,298,524)(7)
                                 ----------------------------------------------------------------------------      -------------
                                     96,518,111         (15,348,778)          81,169,333           31,874,246        113,043,579
                                 ----------------------------------------------------------------------------      -------------

                                 $  221,216,236       $  23,645,477        $ 244,861,713        $  32,665,802      $ 277,527,515
                                 ============================================================================      =============

Shares outstanding                   9,331,982                                 9,331,982                9,000 (4)      9,340,982
                                 ============================================================================      =============


See accompanying notes to pro forma financial statements.

        LEXINGTON CORPORATE PROPERTIES, INC. AND CONSOLIDATD SUBSIDIARIES
                     PRO FORMA COMBINED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1995


                                   |---------- Historical ----------|                          Pro Forma
                                      Lexington      Red Butte Creek        Combined          Adjustments          Pro Forma
                                      ---------      ---------------        --------          -----------          ---------
Revenues:
Rental                               $24,522,884        $5,904,421         $30,427,305        $                   $30,427,305
Interest and other                       478,878             2,486             481,364                                481,364
                                   -----------------------------------------------------------------------          ---------

                                      25,001,762         5,906,907          30,908,669                              30,908,669
                                   -----------------------------------------------------------------------          ----------

Expenses:
Interest expense                      10,295,176         4,695,003          14,990,179                             14,990,179
Depreciation                           5,817,238           872,816           6,690,054           1,236,543  (2)     7,926,597
Amortization expense                     463,953            19,930             483,883                                483,883
Management fees                                             85,000              85,000            (85,000)  (3)
General and administrative             2,693,760             2,640           2,696,400                              2,696,400
Property operating expenses              620,058           202,180             822,238                                822,238
                                   -----------------------------------------------------------------------        -----------

                                      19,890,185         5,877,569          25,767,754           1,151,543         26,919,297
                                   -----------------------------------------------------------------------         ----------

Income before gain on sale of
  properties, proceeds from lease
  termination, extraordinary item
  and minority interests               5,111,577            29,338           5,140,915         (1,151,543)          3,989,372


Gain on sale of properties             1,514,400                             1,514,400                              1,514,400
Proceeds form lease termination        1,600,000                             1,600,000                              1,600,000
                                   -----------------------------------------------------------------------          ---------

Income before extraordinary item
  and minority interests               8,225,977            29,338           8,255,315         (1,151,543)          7,103,772

Extraordinary item-loss on
  extinguishment of debt               4,849,226                             4,849,226                              4,849,226
                                   -----------------------------------------------------------------------          ---------

Income before minority interests       3,376,751            29,338           3,406,089         (1,151,543)          2,254,546

Minority interests                        92,751                                92,751             876,556  (5)       969,307
                                   -----------------------------------------------------------------------        -----------

Net income                            $3,284,000           $29,338          $3,313,338        ($2,028,099)         $1,285,239
                                   =======================================================================         ==========

Net income per share                       $0.35                                                            (6)         $0.14
                                   =============                                                                   ==========

Weighted average shares
  outstanding                          9,263,169                             9,263,169               9,000  (4)     9,272,169
                                   =======================================================================          =========

See accompanying notes to pro forma financial statements.

       LEXINGTON CORPORATE PROPERTIES, INC. AND CONSOLIDATED SUBSIDIARIES
                     NOTES TO PRO FORMA FINANCIAL STATEMENTS
                                DECEMBER 31, 1995

1) Represents a step-up in basis of the Red Butte Creek building based on the acquisition of the Red Butte Creek partnership by Lexington.

2) Represents depreciation expense on the stepped-up basis of the Red Butte Creek building.

3)  Represents the elimination of the 1995 Red Butte Creek management fee.

4) Represents consideration paid to an affiliate of Lexington in satisfaction of accrued and unpaid management fees.

5) Represents the effect on minority interest of the issuance of partnership units in the Red Butte Creek acquisition.

6) Represents the issuance of 9,000 shares of Lexington common stock as consideration paid for accrued and unpaid management fees (see Note (4)).

7) Represents the elimination of Red Butte Creek partners' capital by consolidation into stockholders' equity of Lexington.

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                   LEXINGTON CORPORATE PROPERTIES, INC.



                                   By: /s/ T. WILSON EGLIN
                                       -----------------------------------------
                                       T. Wilson Eglin
                                       President and Chief Operating Officer



Date: August 5, 1996

                                  EXHIBIT INDEX



                                                                    Sequentially
Exhibit                                                               Numbered
No.                           Description                               Page
- ---                           -----------                               ----
  2.1     Contribution Agreement, dated as of May 22, 1996,              --
          among Red Butte Creek Associates, Lepercq Corporate
          Income Fund L.P., Lex GP-1, Inc., The LCP Group,
          L.P., Richard J. Rouse and Lexington Northwest
          Trust.*

  4.1     Fourth Amended and Restated Agreement of Limited               --
          Partnership of Lepercq Corporate Income Fund, L.P.*

 20.1     Press Release by Lexington Corporate Properties,               --
          Inc., dated March 23, 1996.*





- -----------------------

* Previously filed.